CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement of Scan-Graphics, Inc. on Amendment No. 1 to Form S-3 (Registration No. 333-3719) of our report on Tangent Engineering, Inc. and Subsidiary dated March 4, 1996 included in the Annual Report on Form 10-K of Scan-Graphics, Inc. for the year ended December 31, 1995. We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.



                                      /s/ Ehrhardt Keefe Steiner & Hottman PC
                                      ----------------------------------------
                                      Ehrhardt Keefe Steiner & Hottman PC


June 27, 1996
Denver, Colorado